UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 22, 2010 (July 16, 2010)
TERREMARK WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12475	84-0873124

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Biscayne Tower
2 South Biscayne Boulevard, Suite 2800
Miami, Florida 33131
          (Address of principal executive office)
Registrant’s telephone number, including area code: (305) 961-3200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 Submission of Matters to a Vote of Security Holders.
     On July 16, 2010, Terremark Worldwide, Inc., a Delaware corporation (the “Company”), held its 2010 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting:
(i)	the ten nominees named in the Company’s proxy statement, dated June 16, 2010, were elected to serve on the Company’s board of directors until the Company’s 2011 Annual Meeting of Stockholders;

(ii)	the Amended and Restated Terremark Worldwide, Inc. 2005 Executive Incentive Compensation Plan was approved, which, among other things, increased the number of shares of the Company’s common stock available for awards under the plan by 5,000,000 shares to a total of 10,500,000 shares; and

(iii)	the Company’s selection of KPMG LLP to serve as the Company’s independent registered public accounting firm for the 2011 fiscal year was ratified.
     The voting results for each matter are set forth below.

		Votes	Abstentions or	Broker
	Votes “For”	“Against”	Votes Withheld	Non-Votes
Election of Directors:

Manuel D. Medina	40,405,112	—	5,020,442	23,121,179
Joseph R. Wright, Jr.	32,286,622	—	13,138,932	23,121,179
Guillermo Amore	39,735,147	—	5,690,407	23,121,179
Frank Botman	35,401,510	—	10,024,044	23,121,179
Antonio S. Fernandez	44,755,761	—	669,793	23,121,179
Arthur L. Money	32,739,717	—	12,685,837	23,121,179
Marvin S. Rosen	44,756,261	—	669,293	23,121,179
Rodolfo A. Ruiz	44,771,760	—	653,794	23,121,179
Timothy S. Elwes	44,754,661	—	670,893	23,121,179
Melissa Hathaway	39,734,542	—	5,691,012	23,121,179

Approval of the Amended and Restated Terremark Worldwide, Inc. 2005 Executive Incentive Compensation Plan	42,520,832	2,871,268	33,454	23,121,179

Ratification of KPMG LLP	55,124,399	162,556	68,658	13,191,120

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERREMARK WORLDWIDE, INC.
Date: July 22, 2010	By:	/s/ Jose A. Segrera
Jose A. Segrera
Chief Financial Officer

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